IDS LIFE INSURANCE COMPANY
IDS LIFE ACCOUNT MGA
PORTFOLIO GUARANTEED TERM ANNUITY

EXHIBIT INDEX

EXHIBIT 23     CONSENT OF INDEPENDENT AUDITORS

EXHIBIT 24     POWER OF ATTORNEY, DATED APRIL 20, 2000